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Exhibit 10.26

RETENTION BONUS AGREEMENT

        This Retention Bonus Agreement is dated and effective June 5, 2012, and is between Tuesday Morning Corporation, a Delaware corporation (the "Company") and                          ("Executive").

        Executive is currently an employee of the Company. The Company values Executive's contributions to the Company during the period of its management transition and believes Executive will continue to contribute to the success of the Company during this period. The Company wants to assure Executive's continuing contribution during this period by providing an incentive bonus to Executive on the terms of this Agreement, and Executive wishes to accept this incentive bonus on those terms.

        Therefore, Executive and the Company agree as follows:

        1.    Retention Bonus.

        a.     The Company will pay Executive a retention bonus in the aggregate amount of $            , 20% of which is payable on August 31, 2012, and the remaining 80% of which is payable on August 30, 2013, if Executive remains employed by the Company on the applicable payment date.

        b.     If Executive's employment with the Company is terminated without Cause before August 31, 2012, then the Company will nevertheless pay Executive 20% of the retention bonus amount on August 31, 2012. If Executive's employment with the Company is terminated for any other reason before August 31, 2012, then the Company will not pay Executive any amount of the retention bonus.

        c.     If Executive's employment with the Company is terminated without Cause before August 30, 2013, then the Company will nevertheless pay Executive 80% of the retention bonus amount on August 30, 2013. If Executive's employment with the Company is terminated for any other reason after August 31, 2012, but before August 30, 2013, then the Company will not pay Executive 80% of the retention bonus amount on August 30, 2013.

        2.    Definition of Cause.    For purposes of this Agreement, "cause" means (a) the commission of a felony, a crime involving moral turpitude or any other act or omission involving willful dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries, (b) conduct tending to bring the Company or any of its subsidiaries into substantial public disgrace or disrepute, (c) substantial and repeated failure, after reasonable notice and opportunity to cure, to perform duties consistent with the office or position of Executive, (d) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or (e) any material breach of (i) Executive's duties of confidentiality with respect to information about the Company and its subsidiaries, (ii) the Company's policies applicable to Executive, (iii) any other written agreement between Executive and the Company or (iv) this Agreement.

        3.    Executive's Obligations.    Executive will devote Executive's full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its subsidiaries.

        4.    No Right to Employment.    Nothing contained in this Agreement will be construed as an employment agreement or as obligating the Company to continue to employ the Executive at any time.

        5.    Notices.    Any notice to be given in connection with this Agreement will be in writing and will be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the applicable address indicated beside the signatures to this Agreement.

        6.    Complete Agreement.    This Agreement embodies the complete agreement and understanding between Executive and the Company regarding the retention bonus and supersedes and preempts any prior understandings, agreements or representations by or between Executive and the Company, written or oral.

        7.    Counterparts.    This Agreement may be executed in two counterparts, each of which is deemed to be an original and both of which taken together constitute one agreement.

        8.    Choice of Law.    This Agreement will be governed by and construed in accordance with Texas law.

        9.    Amendment and Waiver.    This Agreement may be amended or waived only in a writing signed by the Company and Executive. No course of conduct or failure or delay in enforcing this Agreement will affect the validity, binding effect or enforceability of this Agreement.

TUESDAY MORNING CORPORATION
By:	Address for Notice:
Name:	Tuesday Morning Corporation
Title:	6250 LBJ Freeway
Date of signature: June , 2012	Dallas, Texas 75240
Date of effectiveness: June 5, 2012	Attention: Chairman of the Board of Directors
EXECUTIVE
Address for Notice:
Name:
Date of signature: June , 2012
Date of effectiveness: June 5, 2012

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  Exhibit 10.26